                                                                    Exhibit 10.3
                                                                    ------------


                              ESOT LOAN AGREEMENT

                                    BETWEEN

                   NORMAN CLOUTIER, STEVEN TOWNSEND, DANIEL
                         ATWOOD AND THEODORE CLOUTIER

                                      AND

                        CORNUCOPIA NATURAL FOODS, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

                         DATED AS OF NOVEMBER 1, 1988

                              ESOT LOAN AGREEMENT
                              -------------------

     The undersigned, Norman Cloutier, Steven Townsend, Daniel Atwood and Theodore Cloutier (the "Shareholders"), hereby agree to loan to Cornucopia Natural Foods, Inc. Employee Stock Ownership Plan and Trust, to be evidenced by a term Note, the aggregate principal amount of $4,080,000 (the "ESOT Loan"), on the following terms and conditions.

                                I.  DEFINITIONS
                                ---------------

     1.1  Definitions.  As used herein, unless the context otherwise requires:
          -----------

     "Business Day" means any date except Saturday or Sunday.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

     "Collective Bargaining Agreement" means at any time any agreement between the Company and any Union, whether a collective bargaining agreement, participation or other written document, which sets conditions of employment of the Company's employees who are represented by a Union and/or obligates the Company to contribute to a Plan on behalf of such employees.

     "Company" means Cornucopia Natural Foods, Inc. and its successors and assigns.

     "Default" means any condition or event which constitutes an event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Interest Rate" has the meaning set forth in Section 2.3(a).

     "Disqualified Person" means a disqualified person with respect to the Company within the meaning of section 4975(e)(2) of the Code or a party in interest with respect to the Company within the meaning of section 3(14) of ERISA.

     "Employer Securities" has the meaning given such term by section 409(1) of the Code with respect to the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP" means the Cornucopia Natural Foods, Inc. Employee Stock Ownership Plan.

     "ESOT" means the Cornucopia Natural Foods, Inc. Employee Stock Ownership Trust.

     "ESOT Loan" means the loan or loans from the Shareholders to the ESOT.

     "ESOT Loan Closing Date" has the meaning set forth in Section 2.1.

     "ESOT Loan Agreement" means this Agreement and all amendments and supplements hereto.

     "Event of Default" has the meaning set forth in Section 4.

     "Fixed Rate Note" means a promissory note of the Trust bearing a fixed rate of interest, substantially in the form of Exhibit A attached hereto.

     "Note" means a Fixed Rate Note.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means any individual, corporation, partnership, association, estate, trust, joint venture or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is established, sponsored or maintained by the Company, including, without limitation, the ESOP, and any such employee benefit plan to which the Company is required to contribute pursuant to any Collective Bargaining Agreement.

     "Prohibited Transaction" means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA and any transaction described in section 4975(c) of the Code which is not exempt by reason of section 4975(c)(2) or 4975(d) of the Code.

     "Trustees" means Norman Cloutier, Steven Townsend and Daniel Atwood, as Trustees of the ESOT, and their respective successors.

     "Union" means any recognized representative of the employees of the Company.

                              II.  THE ESOT LOAN
                                   -------------

     2.1  ESOT Loan.  The Trust shall borrow from the Shareholders the sum of
          ---------
$4,080,000 in one installment (sometimes referred to hereinafter as the "ESOT Loan") on any Business Day (the "ESOT Loan Closing Date"). The Trust agrees to execute and deliver to the Shareholders on the ESOT Loan Closing Date, against the making by the Shareholders of the ESOT Loan in immediately available funds on said date, a Note in substantially the form of Exhibit A hereto. The Note shall be dated the ESOT Loan Closing Date, shall be payable to the order of the Shareholders or any one of them as Trustee for them all, and shall represent the obligation of the Trust to pay the principal amount of the ESOT Loan. The principal of the Note shall be paid in monthly installments commencing December 1, 1988, and thereafter on the 1st day of each month, with the final installment due and payable on November 1, 2013, unless sooner paid, as more fully described in Section 2.5 hereof.

     2.2  Interest.  The Note shall bear interest on the unpaid principal
          --------
balance at the rate of eight and fifty-five hundredths of a percent (8.55%) per annum, computed on a 360 day year, actual days elapsed basis. Interest will be payable as part of the monthly installments described in Section 2.5(a).

     2.3  Interest on Default; Surcharges.
          -------------------------------

          (a) Upon the occurrence of an Event of Default hereunder or after maturity, by acceleration or otherwise, and until payment in full, the (Note shall bear interest at a rate per annum which is two percent (2%) in excess of the otherwise applicable interest (the "Default Interest Rate").

     (b) Any expense, fee, charge or other payment payable by the Trust but made by the Shareholders as provided in this Agreement, the Note or any other document or instrument by which the ESOT Loan is evidenced or secured or which is executed by the Trust in connection with the ESOT Loan, which expense, fee, charge or other payment is not paid or reimbursed when due shall bear interest at a rate per annum which is two percent (2%) in excess of the Base Rate.

     2.4  Purpose, Use of Proceeds.  The Trust will use the proceeds of the
          ------------------------
Loan to purchase shares of the Company for the ESOP. The note or other documentation evidencing the ESOT Loan shall require the ESOT to use the proceeds of the ESOT Loan solely for the purpose of purchasing qualifying Employer Securities and shall contain such terms as shall be necessary to qualify the ESOT Loan under Section 4975(d) of the Code.

     2.5  Prepayment and Payment.
          ----------------------

          (a) The Note shall be paid over a twenty-five (25) year period commencing November 1, 1988, unless sooner paid. The Trust shall pay the principal of the Note in three hundred (300) equal monthly installments of $13,600 each, with the final 300th payment being due on November 1, 2013, such payment being an amount equal to the balance of all unpaid principal. Each principal payment shall be due and payable on the 1st day of each month commencing December 1, 1988. In addition to the scheduled principal payments, interest on the unpaid principal balance of the Note at the rate provided therein shall also be due and payable on the date of each scheduled principal payment.

     (b) The Trust shall have the right from time to time to prepay all or, in amounts of at least $50,000, any part of the Note at any time outstanding prior to the expressed maturity thereof. The Trust shall give the Shareholders three
(3) Business Days' notice of any such prepayment, which notice shall state the Business Day on which such prepayment shall be made. Upon the giving of such notice, the prepayment shall become due and payable on the date so specified, and if not so paid, the amount of the prepayment shall thereafter bear interest at the Default Interest Rate until paid. The prepayments may be made without penalty or premium, but the Trust shall pay the Shareholders on demand any expenses or losses it may sustain or incur as a result of the prepayment.

     (c) All payments of principal upon the Note, whether by prepayment or otherwise, shall be made in lawful money of the United States of America in immediately available funds, and any partial prepayments of principal shall be applied in the inverse order of the maturity of principal installments.
Interest accrued to the prepayment date on partial principal prepayments made on the Note shall be payable on the date of the partial prepayment. When the Note shall have been paid in full, the Note shall be cancelled and returned to the Trust.

     (e) Whenever any payment of principal or interest on the Note is due on a day which is not a Business Day, the date for payment shall be the next succeeding Business Day and interest shall be due and payable for such extended time.

                          III.  DEFAULT AND REMEDIES
                          --------------------------

     3.1  Events of Default and Remedies.
          ------------------------------

          (a) The occurrence of any failure by the ESOT to make any payment of the principal or interest on the Note when the same becomes due shall constitute an Event of Default, permitting the Shareholders, at their option, to exercise the remedies described in Section (b).

          (b) Upon an Event of Default, the Shareholders may declare the amount in default under the Note to be forthwith due and payable automatically without notice or demand of any kind, where upon the same shall become forthwith due and payable, and the Shareholders may take any action or actions that are permitted by law to realize on the ESOT Loan.

                          IV.  CONDITIONS OF CLOSINGS
                          ---------------------------

     4.1  Conditions.  The Shareholders' obligation to make any advance
          ----------
hereunder is subject to its receipt of the following, in form and substance satisfactory to the Shareholders and their counsel:

          (a)  Note.  A duly executed Note or Notes drawn to the order of the
               ----
Shareholders or any one of them as Trustee for them all in the amount of the ESOT Loan.

          (b)  Stock Pledge Agreement.  A duly executed Pledge Agreement
               ----------------------
granting the Shareholders a security interest in the Shares acquired by the Trust with the proceeds of the ESOT Loan.

          (c)  Company Guaranty.  A Guaranty from the Company of the Note and
               ----------------
the other obligations of the ESOT contained in this ESOT Agreement.

          (d)  ESOP and ESOT.  Copies of the ESOP and the ESOT and all
               -------------
amendments thereto.

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

          (e)  Fairness Opinion.  A copy of the opinion of Murphy & Company,
               ----------------
Certified Public Accountants, as to the value of the stock of the Company in connection with the acquisition by the ESOT of the Company's stock, and a certificate from an officer of the Company as to the continuing validity thereof.

                               V.  MISCELLANEOUS
                               -----------------

     5.1  Expenses.  The ESOT agrees to pay claims, costs, liabilities and all
          --------
out-of-pocket expenses (including reasonable fees and expenses of the Shareholders' counsel) of the Shareholders incurred in connection with the transaction contemplated by this Agreement (which includes, without limitation, the ESOT Loan, the acquisition of Company stock by the ESOT and the preparation of this Agreement, the Note and any amendments or supplements hereto and thereto), and all expenses (including reasonable fees and expenses of the Shareholders' counsel) incidental to the collection of moneys due hereunder or under the Note and/or the enforcement of the rights (including the protection thereof) of the Shareholders under any provisions of this Agreement and the Note. The obligation of the Trust under this section shall survive the payment of the Note and the termination of this Agreement.

     5.2  Covenants to Survive, Binding Agreement.  All covenants, agreements,
          ---------------------------------------
warranties and representations herein shall be binding of the Shareholders and the Trust, and their respective successors and assigns, whether or not so expressed.

     5.3  Amendments and Waivers.  Neither this Agreement, the Note, nor any
          ----------------------
term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No failure on the part of the Shareholders to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Notes shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights and remedies of the Shareholders herein are cumulative and not exclusive.

     5.4  Notices.  All notices, requests, consents, demands and other
          -------
communications hereunder shall be in writing and shall be mailed by first class mail, certified or registered, return receipt required, to the respective parties to this Agreement as follows:

     To the Shareholders:     Steven Townsend, Trustee
                              c/o Cornucopia Natural Foods, Inc.
                              8 Industrial Drive
                              Coventry, RI  02816

     To the Trust:            Cornucopia Natural Foods, Inc.
                              Employee Stock Ownership Trust
                              3 Industrial Drive
                              Coventry, RI  02816

                              Attention: Norman Cloutier, Trustee
                              Steven Townsend, Trustee
                              Daniel Atwood, Trustee

     5.5  Maximum Repayment.  In no contingency or event whatsoever shall the
          -----------------
amount paid or agreed to be paid to the Shareholders for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, for any circumstance whatsoever, fulfillment of any provisions hereof, or of any agreements between the parties at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be
                                           ---- -----
fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Shareholders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the amounts due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Shareholders and the Trust.

     5.6  Section Headings, Severability, Entire Agreement.  Section and
          ------------------------------------------------
subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and the Note is intended to be severable; if any term or provision of this Agreement, the Notes or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the Exhibits attached hereto embody the entire Agreement and understanding between the

Shareholders and the Trust and supersede all prior agreements and understandings relating to the subject matter hereof.

     5.7  Governing Law.  This Agreement, the Note and all other documents
          -------------
contemplated hereby are being delivered and are intended to be performed in the State of Rhode Island and shall be construed and enforceable in accordance with, and governed by, the laws of the State of Rhode Island.

     This Agreement is entered into by the parties hereto as of the 1st day of November, 1988.

                                        CORNUCOPIA NATURAL FOODS, INC.
SHAREHOLDERS                            EMPLOYEE STOCK OWNERSHIP TRUST
- ------------                            ------------------------------



/s/ Norman Cloutier                     By: /s/ Norman Cloutier, Trustee
- ----------------------------                -------------------------------
Norman Cloutier                             Norman Cloutier



/s/ Steven Townsend                     By: /s/ Steven Townsend, Trustee
- ----------------------------                -------------------------------
Steven Townsend                             Steven Townsend



/s/ Daniel Atwood                       By: /s/ Daniel Atwood, Trustee
- ----------------------------                -------------------------------
Daniel Atwood                               Daniel Atwood



/s/ Theodore Cloutier
- ----------------------------
Theodore Cloutier

                                  EXHIBIT  A

                           FIXED RATE TERM LOAN NOTE

$4,080,000.00                              Date:  November 1, 1988


     FOR VALUE RECEIVED, CORNUCOPIA NATURAL FOODS, INC., EMPLOYEE STOCK OWNERSHIP TRUST (the "Trust"), hereby promises to pay to the order of Steven Townsend, as Trustee for Norman Cloutier, Steven Townsend, Daniel Atwood, and Theodore Cloutier (the "Shareholders"), in lawful money of the United States, the principal sum of FOUR MILLION and EIGHTY THOUSAND and 00/100 DOLLARS ($4,080,000.00) together with interest on the unpaid principal balance at the rate of eight and fifty-five hundredths percent (8.55%) per annum. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     The principal of this Note shall be repaid in three hundred (300) equal monthly installments of $13,600.00 each, with a final and 300th payment being due on November 1, 2013, such payment being an amount equal to the balance of all unpaid principal. Principal payments shall be due and payable on the 1st day of each month, commencing December 1, 1988. Interest on all unpaid principal, from and including the date hereof until all amounts have been paid in full, shall be due and payable monthly in arrears, on the due date of each scheduled principal payment, including November 1, 2013, at which time all unpaid interest on this Note shall be due and payable.

     If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and interest shall be due and payable with respect to the extended period.

     This Note is subject to prepayment, changes in interest rate, and its maturity is subject to acceleration, upon the terms contained in the ESOT Agreement, dated November 1, 1988, between the Shareholders and the Trust. Capitalized terms used herein shall be as defined in the ESOT Agreement.

     The Trust acknowledges that the Loan evidenced by this Note is a commercial transaction and waives its rights to notice and hearing allowed by the law of any state or federal law with respect to any prejudgment remedy which the Shareholders may desire to use, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

     The Trust agrees to pay the cost of collection, including attorneys' fees, in any action to collect this Note or any payment due thereunder.

     In no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Shareholders for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, for any circumstance whatsoever, fulfillment of any provisions hereof, or of any agreements between the parties, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be
                         ---- -----
reduced to the limit of such validity, and if from any circumstance the Shareholders should ever receive as interest an amount which would exceed the highest lawful rate, such amount; which would be excessive interest shall be applied to the reduction of the principal balance of the amounts due hereunder and not to the payment of interest.

                                        CORNUCOPIA NATURAL FOODS, INC.
                                        EMPLOYEE STOCK OWNERSHIP TRUST



                                        By: /s/ Norman Cloutier, Trustee
                                            --------------------------------
                                            Norman Cloutier



                                        By: /s/ Steven Townsend, Trustee
                                            --------------------------------
                                            Steven Townsend



                                        By: /s/ Daniel Atwood, Trustee
                                            --------------------------------
                                            Daniel Atwood

                   MODIFICATION TO FIXED RATE TERM LOAN NOTE

     THIS MODIFICATION TO PROMISSORY NOTE (the "Modification") made and entered into this 20th day of February, 1993 between Steven Townsend as trustee on behalf of himself, Norman Cloutier, Daniel Atwood and Theodore Cloutier (the "Shareholder Trustee") and CORNUCOPIA NATURAL FOODS, INC. EMPLOYEE STOCK OWNERSHIP TRUST (the "ESOT Trust") is firmly affixed to and made a part of a certain Fixed Rate Term Loan Note dated November 1, 1988 (the "Note") payable to the order of the Shareholder Trustees in the original principal amount of Four Million Eighty Thousand Dollars ($4,080,000).

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder Trustee and the ESOT Trust hereby agree as follows:

     1. The ESOT Trust failed to tender any payments of the monthly installments of principal and interest due and owing under the Note during the period from February 1, 1991 through and including July 1, 1992, for a total of eighteen (18) payments (the "Late Payments").

     2. The ESOT Trust's obligation to pay any interest and penalties incurred or accruing in connection with the missed payments, is hereby waived.

     3. From and after the date hereof, the ESOT Trust shall be obligated and liable for the payment in full, at such times and places as are set forth in the Note, of the monthly principal and interest payments provided in the Note (the "Note Payments").

     4. In addition to the Note Payments, the ESOT Trust shall also be obligated and liable for the payment in full of monthly payments of principal and interest, for a period of eighteen (18) successive months commencing December 1, 2013, and with the final payment being due on May 1, 2015 (the "Additional Payments"), each such payment to be paid to the Shareholder Trustee in such manner and in such amount as is set forth in the Note with respect to the Note Payments, except that the final payment shall be in an amount equal to the balance of all unpaid principal and interest on the Note, including the principal and interest in connection with the Additional Payments.

     As hereby amended, the Note is hereby ratified and confirmed in all respects.

                                        THE SHAREHOLDER TRUSTEE:



                                        /s/ Steven Townsend
                                        -----------------------------
                                        Steven Townsend, Trustee



                                        THE ESOT TRUST:

                                        CORNUCOPIA NATURAL FOODS, INC.,
                                        EMPLOYEE STOCK OWNERSHIP TRUST


                                        By:  /s/ Norman Cloutier
                                             ----------------------------
                                             Norman Cloutier, Trustee


                                        By:  /s/ Steven Townsend
                                             ----------------------------
                                             Steven Townsend, Trustee


                                        By:  /s/ Daniel Atwood
                                             ----------------------------
                                             Daniel Atwood, Trustee